AMENDMENT NO. 1

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 1 effective as of September 26, 2015 (“Amendment No. 1”) to the Mutual Funds Service Agreement, dated as of April 1, 2015, (the “Agreement”), between AXA Premier VIP Trust, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC, a Delaware limited liability company (“FMG LLC”).

The Trust and FMG LLC hereby agree to modify and amend the Agreement as follows:

1.	All references to the CharterSM Alternative 100 Conservative Plus Portfolio, CharterSM Alternative 100 Growth Portfolio, CharterSM International Conservative Portfolio, CharterSM International Growth Portfolio, CharterSM Equity Portfolio and CharterSM Fixed Income Portfolio are hereby removed.

2.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian E. Walsh	By:	/s/ Steven M. Joenk
	Brian E. Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

SCHEDULE A

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Allocation and Target Allocation Portfolios The greater of $32,500 per portfolio or 0.150% of the first $20 billion; 0.125% of the next $5 billion; and 0.100% thereafter

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

(collectively, the “AXA Allocation Portfolios”)

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio

(collectively, the “Target Allocation Portfolios”)

Charter Portfolios The greater of $32,500 per Portfolio or 0.150% of the total assets of the Charter Portfolios

CharterSM Aggressive Growth Portfolio

CharterSM Alternative 100 Moderate Portfolio

CharterSM Conservative Portfolio

CharterSM Growth Portfolio

CharterSM Income Strategies Portfolio

CharterSM Interest Rate Strategies Portfolio

CharterSM International Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Moderate Portfolio

CharterSM Multi-Sector Bond Portfolio

CharterSM Real Assets Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

(collectively, the “Charter Portfolios”)